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                                                                 Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To AmeriGas Partners, L.P.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated November 2, 2001, included in AmeriGas Partners, L.P. Form 8-K dated August 21, 2001, as amended on Form 8-K/A dated November 5, 2001 and to all references to our Firm included in or made part of this Registration Statement.

                                   /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
  November 8, 2001